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                                                                    EXHIBIT 99.1

                      CEPHALON COMPLETES MERGER WITH ANESTA


WEST CHESTER, Pa., Oct. 10 /PRNewswire/ -- Cephalon, Inc. (Nasdaq: CEPH) announced that shareholders of Anesta Corp. (Nasdaq: NSTA) have voted to approve the merger of the two companies at a special meeting today in Salt Lake City, Utah. After the close of trading today, Anesta common stock will no longer be traded on Nasdaq and the company will operate as a wholly-owned subsidiary of Cephalon.

Under the terms of the merger agreement first announced on July 17, 2000, Anesta shareholders will receive 0.4765 shares of newly-issued Cephalon common stock for each share of Anesta they own. The stock-for-stock transaction will be accounted for as a pooling of interests.

The merger creates a company with expertise in neurology, sleep, oncology and pain management and more than 500 employees, including a commercial force of over 200 sales and marketing professionals.

The combined company has two high growth products that have demonstrated strong sales in their respective markets. Cephalon's lead product, PROVIGIL(R) (modafinil) Tablets, is currently marketed in six countries for the treatment of excessive daytime sleepiness associated with narcolepsy. Anesta's lead product, ACTIQ(R) (oral transmucosal fentanyl citrate), a treatment for breakthrough cancer pain, is marketed in the U.S. and today received regulatory approval in the United Kingdom.

Cephalon plans to report third quarter 2000 financial results for the combined company on Thursday, November 2, 2000. Investors can participate in the quarterly conference call scheduled for 10:30 a.m. EST on November 2 by calling 913-981-4901, and referring to Conference Code Number 477989.

Cephalon, Inc., headquartered in West Chester, Pennsylvania, is an international biopharmaceutical company dedicated to the discovery, development and marketing of products to treat sleep disorders, neurological disorders and cancer.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements that involve risks and uncertainties. The companies describe certain of these risks and uncertainties in their respective filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K (including the section entitled "Risk Factors" contained in Cephalon's Form 10-K), their most recent quarterly reports on Form 10-Q and their Current Reports on Form 8-K. These risks and uncertainties could cause the companies' actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe" or words and terms of similar meaning. The forward-looking statements in this document include, but are not limited to,
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statements regarding the timing of the merger and its impact on revenue, growth, earnings and shareholder value, the accounting treatment for the merger, the development of pharmaceutical products, and future financial and operating results. Actual results may differ materially from those described herein due to a number of factors including the ability to obtain all necessary consents and approvals to the merger; unanticipated costs related to the merger; risks related to the timing and successful integration of the combined businesses; and other economic, business, competitive and/or regulatory factors affecting Cephalon's and Anesta's businesses generally. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, the companies do not intend (and are not obligated) to update publicly any forward-looking statements. This discussion is permitted by the Private Securities Litigation Reform Act of 1995.

NOTE: Cephalon's press releases are posted on the Internet at the company's Web site at http://www.cephalon.com. They are also available by fax 24 hours a day at no charge by calling PR Newswire's Company News On-Call at 800-758-5804, extension 134563.

SOURCE Cephalon, Inc.